YELLOW ROADWAY CORPORATION

10990 Roe Avenue

Overland Park, Kansas 66211

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Yellow Roadway Corporation (the “Company”) will be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas, on Monday, May 23, 2005 at 10:00 a.m., Central time, to consider the matters set forth on the reverse side. The undersigned appoints William D. Zollars, Daniel J. Churay, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Yellow Roadway Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Special Meeting of Stockholders of Yellow Roadway Corporation, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) of the Special Meeting.

If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any reconvened meeting(s) after any adjournment(s) thereof, the majority of the Proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

The accompanying Joint Proxy Statement/Prospectus contains information regarding the matters that you will be asked to consider and vote on at the Special Meeting.

The Board of Directors has fixed the close of business on April 21, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any reconvened meeting after any adjournments of the meeting.

WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE COMPLETE, SIGN AND RETURN THIS PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Return it as promptly as possible in the enclosed envelope. No postage is required if mailed in the United States. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy. If you receive more than one proxy because your shares are held in various names or accounts, each proxy should be completed and returned. In some cases, you may be able to exercise your proxy by telephone or by the Internet. Please refer to the Proxy Statement for further information on telephone and Internet voting.

PLEASE NOTE ADDRESS CHANGES HERE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH CARD	DETACH CARD

YOUR VOTE IS IMPORTANT!

VOTE BY

TELEPHONE *** INTERNET *** MAIL

24 hours a day — 7 days a week

Your vote is important. Please vote immediately.

Vote by Internet		Vote by Telephone
Log on to the Internet and go to http://www.eproxyvote.com/yell2	OR	Call toll-free 1-800-758-6973

If you vote over the Internet or by telephone, please DO NOT mail your card.

Vote by Mail Mark, sign and date the proxy card on the reverse side. Detach the proxy card and return it in the postage-paid envelope.

YELPR
☒	Please mark
votes as in
this example.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.		FOR	AGAINST	ABSTAIN
YELLOW ROADWAY CORPORATION

1.  Proposal to approve the issuance of shares of Yellow Roadway common stock pursuant to the Agreement and Plan of Merger dated February 27, 2005 among Yellow Roadway, Yankee II LLC and USF Corporation.

		☐	☐	☐
The Board of Directors recommends a vote FOR Items 1 and 2.

2.  Proposal to approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposal.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

		Mark the box at the right if your address has changed and note the change(s) in the space provided on the reverse side of this card.		☐
Please be sure to sign and date this Proxy.	Date

Please sign exactly as your name(s) appear(s) hereon. If your shares are held jointly, both of the joint owners must sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.

Shareholder signature	Co-owner signature

DETACH CARD	DETACH CARD

Dear Shareholder:

Did you know that it is possible to receive your annual report and proxy statement electronically? Use the power of the Internet to participate in Yellow Roadway Corporation’s paperless shareholder meeting program. While you’re on the Web, sign up to obtain future annual reports and proxy materials on the Internet. We will send you an electronic notice of the shareholder meeting with links to view the annual report and proxy materials. You will also be able to cast your vote on-line.

To sign up, go to http://www.econsent.com/yell/

You can get started right away! Other than your social security number, all you will need is your account number, which can be found on your statement of holdings. Once you have accessed your account, simply provide us with your e-mail address and follow the prompts to confirm your consent.

If you do not participate in the program, you will continue to receive your annual report and proxy materials through the mail.

Yellow Roadway Corporation